AMENDMENT NO. 3

TO THE SUBADVISORY AGREEMENT

This Amendment No. 3 (the “Amendment”), made and entered into as of March 11, 2020, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Loomis, Sayles & Company, L.P., a Delaware limited partnership (“Subadviser”), dated December 4, 2013, as amended March 9, 2016 and December 11, 2019 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Loomis, Sayles & Company, L.P.
By:	/s/ David Weiss	By:	/s/ Lauren B. Pitalis
	Signature		Signature
Name:	David Weiss	Name:	Lauren B. Pitalis
	Printed		Printed
Title:	Assistant Secretary	Title:	Vice President, Director of Client Intake

AMENDMENT NO. 3

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

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